FOR IMMEDIATE RELEASE

Contact:                 Jack L. Brozman, President & Chief Executive Officer
Paul Gardner, Chief Financial Officer
Concorde Career Colleges, Inc.
5800 Foxridge Drive, Suite 500
Mission, Kansas 66202
(913) 831-9977

Concorde Reports 1st Quarter Results

Mission, Kansas, May 5th, 2006...Concorde Career Colleges, Inc. (NASDAQ: CCDC), a provider of career training in allied health programs, today announced results for the quarter ended March 31, 2006. Revenue increased 16.5% to $23.6 million in 2006 compared to $20.3 million in 2005. Net income increased 116.3% to $878,000 or $.15 per diluted share compared to $406,000 or $.06 in 2005. All expense categories increased compared to 2005 with the largest percentage increase occurring in the provision for bad debt.

“We began the year with an 11.5% higher student population than the prior year. Although our enrollments increased less than one percent the improved student base combined with a 5% tuition increase resulted in revenue growth of 16.5% for the quarter. However, bad debt increased significantly due to changes we made in our financing policy in 2005. We funded more students internally and lengthened the loan repayment periods compared to prior years. We are taking steps that we hope will improve bad debt expense for the remainder of the year.” said Jack L. Brozman, Chairman and Chief Executive Officer.

Operating Results

Concorde's results for the quarter ended March 31, 2006 included the following:
●             Revenue grew 16.5% to $23.6 million in 2006 compared to $20.3 million in 2005.
●             Diluted earnings per share was $.15 in 2006 compared to $.06 in 2005.
●             Student enrollments increased .9% to 2,524 in 2006 compared to 2,502 in 2005.
●	Student population increased 6.6% to 6,238 at March 31, 2006 compared to 5,850 at March 31, 2005.
●             Average student population increased 10.5% to 6,311 compared to 5,711 in 2005.
●             Net income increased $472,000 to $878,000 in 2006 compared to $406,000 in 2005.

Certain statements in this press release may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the 'safe-harbor' provisions of that act. Forward-looking statements regarding economic conditions, efforts of employees, year to year improvements, and effects of corporate initiatives, future profitability, projections, future revenue opportunities, and their impact on 2006 are forward looking statements and not historical facts. These statements are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand, acceptance of services offered by the Company, the Company's ability to maintain current expense and revenue levels, actions by competitors, impairment of federal funding, legislative action, student default rates, changes in federal or state authorization or accreditation changes, changes in market needs and technology, political or regulatory matters, litigation, general economic conditions, changes in management strategy and the Company's ability to leverage its curriculum and management infrastructure to build its student base. Actual results or events could differ materially from those discussed in the forward-looking statements. See the Company's reports on Forms 14A, 10-K and 10-Q filed with the Securities and Exchange Commission for further information. The Company disclaims any obligation to publicly update, revise or correct any forward looking statements, whether as a result of new information, future events or otherwise. To find out more about Concorde Career Colleges, Inc. (NASDAQ: CCDC), visit our website at www.concordecareercolleges.com.

Quarter Ended March 31, 2006 and 2005
                                             2006                            2005

Revenue                                                                                                                                 $23,643,000                $20,301,000
Instruction costs and services                                                                                               7,510,000                    6,531,000
Selling and promotional                                                                                                           4,075,000                    3,498,000
General and administrative                                                                                                      9,579,000                    9,169,000
Provision for uncollectible accounts                                                                                     1,330,000                       564,000

Total operating expense                                                                                                        22,494,000                   19,762,000

Operating income                                                                                                                      1,149,000                       539,000
Interest income 279,000 126,000
Provision for income taxes                                                                                                           550,000                       259,000

Net income                                                                                                                                 $   878,000                 $    406,000

Basic income per share                                                                                                             $        0.16                  $         0.07
Basic weighted average shares                                                                                                 5,465,000                   5,976,000
Diluted income per share                                                                                                         $         0.15                  $         0.06
Diluted weighted average shares                                                                                             5,667,000                    6,286,000

Condensed Balance Sheet Information                                                                 March 31, 2006         March 31, 2005         December 31, 2005

Cash and short term investments                                                                                  $15,647,000               $20,380,000                      $14,523,000
Accounts receivable, net                                                                                                    4,512,000                   3,918,000                          4,181,000
Other current assets                                                                                                            3,116,000                   4,216,000                          3,985,000

Total current assets                                                                                                           23,275,000                 28,514,000                        22,689,000
Fixed assets, net                                                                                                                   8,789,000                   9,731,000                          8,836,000
Other long term assets                                                                                                        3,492,000                   2,966,000                          3,309,000
Total assets                                                                                                                        35,556,000                 41,211,000                        34,834,000

Prepaid tuition                                                                                                                      6,599,000                   5,949,000                          5,677,000
Other current liabilities                                                                                                        6,110,000                   7,945,000                          7,241,000

Total current liabilities                                                                                                       12,709,000                 13,894,000                        12,918,000
Other long term liabilities                                                                                                    2,229,000                    2,714,000                         2,372,000
Stockholders' Equity                                                                                                          20,618,000                  24,603,000                       19,544,000
Total liabilities and Stockholders' Equity                                                                       35,556,000                $41,211,000                       34,834,000

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